Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FIRST-QUARTER 2008 RESULTS
REVENUE GROWS 10.6%
EPS FROM CONTINUING OPERATIONS INCREASES 22.7%
Cleveland, Ohio (May 1, 2008)—CBIZ, Inc. (NYSE: CBZ) today announced results for the first quarter ended March 31, 2008.
CBIZ reported revenue of $197.4 million for the first quarter ended March 31, 2008, an increase of 10.6% over the $178.4 million reported for the first quarter of 2007. Same-unit revenue increased by 5.0%, or by $8.9 million. Revenue from newly acquired operations contributed $10.0 million or 5.6% to revenue growth in the first quarter compared with a year ago. CBIZ reported net income from continuing operations for the quarter of $17.2 million, or $0.27 per diluted share, compared with $14.8 million, or $0.22 per diluted share in the first quarter of 2007.
During the first quarter 2008, CBIZ repurchased approximately 2.5 million shares of its common stock at a cost of approximately $22.2 million. Since the end of the first quarter the Company has repurchased an additional 0.9 million shares at a cost of approximately $7.9 million through April 30, 2008.
“The first quarter of 2008 represents the nineteenth consecutive quarter of same-unit revenue growth for CBIZ. Operating margins have expanded, cash collections remain strong and we have completed three acquisitions so far in 2008,” stated Steven L. Gerard, Chairman and CEO. “Our revenue growth of 10.6% and 22.7% growth in earnings per diluted share puts us on track to achieve our 2008 guidance of a least 10% in revenue growth and at least 20% growth in earnings per diluted share over the normalized $0.43 we reported for 2007,” concluded Mr. Gerard.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-888-862-6557 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-691-2748. A replay of the call will be available starting at 1:00 p.m. (ET) May 1 through midnight (ET), May 6, 2008. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-

630-652-3041. The access code for the replay is 21443067. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and technology. As the largest benefits specialist, one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides its clients with financial services which include accounting and tax, internal audit, merger and acquisition advisory, and valuation. Employee services include group benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides information technology, hardware and software solutions, healthcare consulting and medical practice management. These services are provided throughout a network of more than 140 Company offices in 34 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(In thousands, except percentages and per share data)

		THREE MONTHS ENDED
	MARCH 31,
	2008	%	2007 (1)%
Revenue	$197,352	100.0%	$178,444	100.0%

Operating expenses	158,330	80.2%	144,038	80.7%

Gross margin	39,022	19.8%	34,406	19.3%

Corporate general and administrative expense	7,252	3.7%	8,682	4.9%

Operating income	31,770	16.1%	25,724	14.4%

Other income (expense):
Interest expense	(1,717)	-0.9%	(1,272)	-0.7%
Gain on sale of operations, net	20	0.0%	95	0.1%
Other (expense) income, net (2)	(1,347)	-0.6%	607	0.3%

Total other expense, net	(3,044)	-1.5%	(570)	-0.3%

Income from continuing operations before income tax expense	28,726	14.6%	25,154	14.1%

Income tax expense	11,498		10,308

Income from continuing operations	17,228	8.7%	14,846	8.3%

Gain (loss) from operations of discontinued businesses, net of tax	2		(389)
Loss on disposal of discontinued businesses, net of tax	(449)		(193)

Net income	$16,781	8.5%	$14,264	8.0%

Diluted earnings (loss) per share:
Continuing operations	$0.27		$0.22
Discontinued operations	(0.01)		(0.01)

Net income	$0.26		$0.21

Diluted weighted average common shares outstanding	64,266		68,023

Other data from continuing operations:
EBIT (3)	$30,423		$26,331
EBITDA (3)	$34,240		$29,703

(1)	Certain amounts in the 2007 financial data have been reclassified to conform to the current year presentation.

(2)	Includes a net loss of $1,788 and a net gain of $312 attributable to assets held in the Company’s deferred compensation plan for the three months ended March 31, 2008 and 2007, respectively. These net gains and losses do not impact the Company’s “income from continuing operations before income tax expense” as they are directly offset by compensation to the plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expense.”

(3)	EBIT represents income from continuing operations before income taxes, interest expense and the gain on sale of divested operations. EBITDA represents EBIT before depreciation and amortization expense of $3,817 and $3,372 for the three months ended March 31, 2008 and 2007, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(In thousands, except percentages and ratios)

	THREE MONTHS ENDED
	MARCH 31,
	2008	2007 (1)
Revenue
Financial Services	$98,805	$92,032
Employee Services	47,255	45,037
Medical Management Professionals	40,766	29,608
National Practices	10,526	11,767
Total	$197,352	$178,444

Gross margin
Financial Services	$28,093	$26,251
Employee Services	8,814	9,805
Medical Management Professionals	4,674	2,942
National Practices	147	819
Total (2)	$39,022	$34,406
SELECT BALANCE SHEET DATA AND RATIOS

	MARCH 31,	DECEMBER 31,
	2008	2007 (1)
Cash and cash equivalents	$11,086	$12,144
Restricted cash	$17,961	$15,402
Accounts receivable, net	$145,391	$115,333
Current assets before funds held for clients	$194,184	$161,681
Funds held for clients — current and non-current	$87,748	$88,048
Goodwill and other intangible assets, net	$276,652	$268,388

Total assets	$620,899	$577,992

Current liabilities before client fund obligations	$92,352	$95,922
Client fund obligations	$89,830	$88,048
Convertible notes	$100,000	$100,000
Bank debt	$75,000	$30,000

Total liabilities	$397,050	$351,546

Treasury stock	$(237,684)	$(214,883)

Total stockholders’ equity	$223,849	$226,446

Debt to equity (3)	78.2%	57.4%
Days sales outstanding from continuing operations (4)	79	64

Shares outstanding	62,978	64,637

Basic weighted average common shares outstanding	63,261	65,061

Diluted weighted average common shares outstanding	64,266	66,356

(1)	Certain amounts in the 2007 financial data have been reclassified to conform to the current year presentation.

(2)	Includes operating expenses recorded by corporate and not directly allocated to the business units of $2,706 and $5,411 for the three months ended March 31, 2008 and 2007, respectively.

(3)	Ratio is convertible notes and bank debt divided by total equity.

(4)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at March 31, 2007 was 80 days.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007